Exhibit 23.1

Consent of Pricewaterhouse Coopers LLP

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PricewaterhouseCoopers LLP

One North Wacker

Chicago, IL 60606

Telephone (312) 298 3000

Facsimile (312) 298 2001

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in MGE Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

November 7, 2008